CUSIP No.	00374N107
EXHIBIT 1
AGREEMENT
JOINT FILING OF SCHEDULE 13D
The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of AboveNet, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 30, 2011	CORVEX MANAGEMENT LP
	By:	/s/ Keith Meister
		Name:	Keith Meister
		Title:	Managing Partner

Date: November 30, 2011	KEITH MEISTER
	By:	/s/ Keith Meister